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                                                                    EXHIBIT 23.1






CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-55496, 33-92576 and 333-14921) of Gantos, Inc. of our report dated February 28, 1997, except as to the last paragraph of Note 6 which is as of March 18, 1997, appearing on page 25 of this Form 10-K.





PRICE WATERHOUSE LLP

Battle Creek, Michigan
April 30, 1997